EXHIBIT 2


                      AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (the "Agreement") is made as of July 22, 1998 by and among OmniComm Systems, Inc., a Florida corporation (the "Seller" or "OmniComm"), Coral Development Corp. a Delaware corporation (the "Buyer" or "Coral"), Arthur Seidenfeld and Anne Seidenfeld (collectively the "Coral Shareholders"), and Randall Smith, Lawton Jackson, Peter Knezevich, Cliff Middleton, and Hugh McCallum (collectively "OmniComm Shareholders").

                                    RECITALS:

        Whereas, the parties desire that Seller be merged into Buyer (the "Merger"), with Buyer being the surviving corporation, all as more particularly set forth herein;

        Whereas, the board of directors of each of the parties to this Agreement has determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders and have recommended to their respective shareholders that the proposed transaction be consummated;

        Whereas, the parties intend that the terms and conditions of this Agreement comply with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations corresponding thereto, such that this reorganization shall qualify as a tax-free "reorganization";

        Whereas, the parties intend that as a result of this Agreement, no gain or loss shall be recognized by Buyer, the Seller, or the OmniComm Shareholders upon the transfer of the Seller's shares in exchange for the Buyer's shares held by the OmniComm Shareholders and the basis of shall be the same as the Seller's share exchanged therefore; and,

        Whereas, the Merger shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement and the Buyer shall acquire 100% of the Seller's shares.

        Now, Therefore, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:


                                    SECTION 1
                                 Plan of Merger

        1.1 PLAN OF MERGER. The Plan of Merger, attached hereto as Exhibit 1.1, is incorporated by reference.

                                    SECTION 2
                             Closing Dates: Delivery

        2.1 CLOSING DATES. The closing of the transactions contemplated hereunder shall take place within ten (10) days of receiving shareholder approval as set forth in Section 9 herein and shall be held at the offices of OmniComm (the "Closing") or at such other time and place upon which Coral and OmniComm shall agree.

                                    SECTION 3
                     Representations and Warranties of Coral

        3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. Coral is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Coral has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on the Company's business as now conducted or as now proposed to be conducted. Coral has furnished to OmniComm certified copies of its Articles of Incorporation, By-Laws, and a certified copy of a certificate of good standing or its equivalent from the Secretary of State of Delaware. Said copies are true, correct and complete and contain all amendments through the Closing Date.

        3.2 CORPORATE POWER. Coral will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the Shares hereunder and perform its obligations under the terms of this Agreement.

        3.3 SUBSIDIARIES. Coral has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

        3.4 CAPITALIZATION. The authorized capital stock of Coral consists of 20,000,000 shares of Common Stock, par value $.001 per share of which 403,000 shares are issued and outstanding prior to the Closing Date; all of which are held in a Rule 419 escrow account to be released upon consummation of this transaction. Coral's initial public offer and sale of its stock met the prospectus delivery requirement of the Securities Act of 1933. The issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of Coral were issued in compliance with applicable federal and state securities laws. There are no options, warrants or other rights to purchase any of Coral's authorized and unissued capital stock. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder's List attached hereto as Exhibit 3.4.

        3.5 AUTHORIZATION. All corporate action on the part of Coral and its directors necessary for the authorization, execution, delivery and performance of this Agreement by Coral, the authorization, sale, issuance and delivery of the common stock and the performance of all Coral' obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Coral, will be enforceable in accordance with its terms. The common stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and, the common stock will be free of any liens or encumbrances; provided, however, that the common stock issued to the OmniComm Shareholders will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The common stock is not subject to any preemptive rights or rights of first refusal.

        3.6 FINANCIAL STATEMENTS. Coral has delivered to OmniComm its audited balance sheet and statement of operations and statement of stockholders equity as of and for the period ended June 30, 1997, and its unaudited balance sheet and statement of operations and statement of stockholders equity for the nine month period ended March 31, 1998 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of Coral as of the dates, and for the periods, indicated therein.

        3.7 ABSENCE OF CHANGES. Since March 31, 1998 (date of latest balance sheet): (a) Coral has not entered into any transaction; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Coral; and, (c) to the best knowledge of Coral, there has been no other event or condition of any character pertaining to Coral which would materially and adversely affect the assets or business of Coral.

        3.8 MATERIAL LIABILITIES. The Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate).

        3.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. Coral is not in violation of any term of its Articles of Incorporation or by-laws.

        3.10 LITIGATION, ETC. There are no actions, suits, proceedings or an investigation by any agency of any state, the federal government, or individual or entity, nor, to the best of Coral's knowledge, is there any reasonable basis therefor or threat thereof.

        3.11 Employees. Coral has no employees.

        3.12 CERTAIN TRANSACTIONS. Coral is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of the Coral's knowledge, shareholders, or any members of their immediate families, are indebted to the Coral. Coral is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

        3.13 MATERIAL CONTRACTS AND OBLIGATIONS. Coral is not a party to nor is bound by any agreements, contracts, indebtedness, liabilities and other obligations.

        3.14 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of Coral is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the common stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate of Merger and Exchange in the office of the Secretary of State of Delaware and Florida (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner, and (c) the Securities and Exchange Commission pursuant to Rule 419 of the Securities Act of 1933.

        3.15 OFFERING. The offer and issuance of the Buyer's shares in exchange for the Seller's shares held by the OmniComm Shareholders in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1993, as amended (the "Securities Act").

        3.16 BROKERS OR FINDERS; OTHER OFFERS. Coral has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

        3.17 TAX MATTERS. Coral: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (ii) has timely paid all taxes owed by for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

        3.18 MINUTE BOOKS. The minute book of Coral provided to OmniComm contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflects all transactions referred to in such minutes accurately in all material respects.

        3.19 DISCLOSURE. This Agreement, the Exhibits hereto, and all the filings made pursuant to the Securities Act of 1933 and the

Securities Exchange Act of 1934, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

        3.20 COMMISSION APPROVAL. Notwithstanding the foregoing, the transaction contemplated herein is subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement.

                                    SECTION 4
                   Representations and Warranties of OmniComm

        4.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Seller is a corporation duly organized and existing under, and by virtue of, the laws of the State of Florida and is good standing under such laws. OmniComm has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on OmniComm' business as now conducted or as now proposed to be conducted. OmniComm has furnished to Coral or its special counsel copies of its Articles of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

        4.2 CORPORATE POWER. OmniComm will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the Shares hereunder and perform its obligations under the terms of this Agreement.

        4.3 SUBSIDIARIES. OmniComm has a wholly owned subsidiary, OmniCommerce Systems, Inc., a Florida corporation, and does not otherwise own or control, directly or indirectly, any equity interest in any other corporation, association or business entity.

        4.4 CAPITALIZATION. The authorized capital stock of OmniComm is 10,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock, no par value, of which 2,941,200 common shares are issued and outstanding, as of the Closing. The issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of OmniComm were issued in compliance with applicable federal and state securities laws. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder's List attached hereto as Exhibit 4.4. There are no options, warrants or other rights to purchase any of OmniComm's authorized and unissued capital stock except as set forth on Exhibit 4.4.

        4.5 AUTHORIZATION. All corporate action on the part of OmniComm and its directors necessary for the authorization, execution, delivery and performance of this Agreement by OmniComm, the authorization, sale, issuance and delivery of the common stock and the performance of all OmniComm' obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by OmniComm, will be enforceable in accordance with its terms. The common stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and, the common stock will be free of any liens or encumbrances; provided, however, that the common stock issued to the shareholders of the OmniComm by Coral will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The common stock is not subject to any preemptive rights or rights of first refusal.

        4.6 FINANCIAL STATEMENTS. OmniComm has delivered to Coral its unaudited balance sheet and statements of operations and statements of stockholders equity as of and for the period ended December 31, 1997 and its unaudited balance sheet and statements of operations and statements of stockholders equity as of and for the period ended June 30, 1998. (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. OmniComm shall provide to Coral as soon as practicable, however no later than August 15, 1998, subsequent to the execution of this Agreement, audited Financial Statements for the period ending December 31, 1997. In the event there is a material discrepancy (10%) between the unaudited and audited Financial Statement for the period ended December 31, 1997 and June 30, 1998, the number of shares to be received by the OmniComm Shareholders shall be adjusted proportionately downward.

        4.7 ABSENCE OF CHANGES. Since June 30, 1998 (date of latest balance sheet): (a) OmniComm has not entered into any transaction; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of OmniComm; and, and (c) to the best knowledge of OmniComm, there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets or business of the Company.

        4.8 MATERIAL LIABILITIES. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) except as set forth on Exhibit 4.8, attached hereto.

        4.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. OmniComm is not in violation of any term of its Articles of Incorporation or By-Laws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to OmniComm. The execution, delivery and performance of and compliance with this Agreement has not resulted and will not result in any violation of, or conflict with, or constitute a default under, OmniComm' Articles or By-laws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of OmniComm; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

        4.10 LITIGATION, ETC. There are no actions, suits, proceedings or an investigation by any agency of any state, the federal government, or individual or entity, nor, to the best of OmniComm' knowledge, is there any reasonable basis therefor or threat thereof.

        4.11 EMPLOYEES. OmniComm and its wholly owned subsidiary, OmniCommerce, have 7 employees.

        4.12 CERTAIN TRANSACTIONS. Except as set forth on Exhibit 4.12, attached hereto, OmniComm is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of the Company's knowledge, shareholders, or any members of their immediate families, are indebted to OmniComm. The Company is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

        4.13 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto as Exhibit 4.13 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which OmniComm is a party or by which it is bound. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection OmniComm and their counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

        4.14 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of OmniComm is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate of Merger and Exchange in the office of the Secretary of State of the State of Florida and Delaware (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

        4.15 BROKERS OR FINDERS; OTHER OFFERS. OmniComm has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

        4.16 TAX MATTERS. The Seller, except for its 1997 Federal Tax return which is on extension: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (ii) has timely paid all taxes owed by for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the best of OmniComm's knowledge, there are no material unresolved questions or claims concerning the OmniComm's tax liability. OmniComm's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to OmniComm, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

        4.17 MINUTE BOOKS. The minute book of OmniComm provided to Coral contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

        4.18 DISCLOSURE. This Agreement with the Exhibits hereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                    SECTION 5
                     Representations and Warranties of Coral Shareholders

        5.1 INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS. The Coral Shareholders individually have not been the subject of any order, judgment, decree, or investigation, not subsequently reversed, suspended or vacated, of any court or agency, federal or state, permanently or temporarily enjoining the individual from, or otherwise limiting, the individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws. Further, the Coral Shareholders individually have not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities laws, and the judgement in such civil action or finding by the Commission has not been subsequently reversed suspended or vacated.

        5.2 SECURITY OWNERSHIP. The Coral Shareholders individually and as a group beneficially own either directly or indirectly the number of shares set forth in the Buyers Form 10-K filed September 29, 1997 for the period ending June 30, 1997.


                                    SECTION 6
             Representations and Warranties of OmniComm Shareholders

        6.1 INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS. The
OmniComm Shareholders individually have not been the subject of any order, judgment, decree, or investigation, not subsequently reversed, suspended or vacated, of any court or agency, federal or state, permanently or temporarily enjoining the individual from, or otherwise limiting, the individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws. Further, the OmniComm Shareholders individually have not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities laws, and the judgement in such civil action or finding by the Commission has not been subsequently reversed suspended or vacated.

        6.2 CAPITAL STOCK. The capital stock beneficially owned by the OmniComm Shareholders is free of any liens or encumbrances of any kind.

                                    Section 7
                          Coral's Conditions to Closing

        Coral's obligation to issue the common shares at the Closing Date is, at the option of Coral, subject to the fulfillment as of the Closing Date of the following conditions:

        7.1 REPRESENTATIONS. The representations in Section 4 and Section 6 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

        7.2 CERTIFICATE OF AMENDMENT AND MERGER. The Certificate of Amendment and Merger shall have been filed with the Secretary of State for Florida and Delaware.

        7.3 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to Coral.

        7.4 SUITABILITY QUESTIONNAIRE. The OmniComm Shareholders will have executed and delivered to Coral a Suitability Questionnaire, acceptable to counsel for Coral.

        7.5 ITEMS TO BE DELIVERED AT CLOSING. At Closing, Seller shall have tendered for delivery to Buyer the following:

               7.5.1 Delivery of Shares for Cancellation: Stock certificates representing all of the issued and outstanding securities of Seller duly endorsed in blank or accompanied by duly exercised stock powers, which shall be subsequently cancelled.

               7.5.2 Officers and Directors Certificate: A certificate representing that the representations and warranties in Section 4 are true and correct on the date of Closing.

               7.5.3 OmniComm Shareholders Certificate: A certificate representing that the representations and warranties in Section 6 are true and correct on the date of Closing.

               7.5.4 Good Standing Certificate. A certificate of the Florida Secretary of State, dated within ten (10) days of the closing, showing that Seller is in good standing.

               7.5.5 Opinion of Counsel. The Buyer shall have received from Seller's counsel, an opinion dated the Closing Date, in form and substance satisfactory to the Seller and its counsel, to the effect that:

                      (a) OmniComm is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and OmniComm has the requisite corporate power and authority to conduct its business.

                      (b) OmniComm is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                      (c) OmniComm has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by OmniComm, duly executed and delivered by an authorized officer of OmniComm and constitutes a legal, valid and binding obligation of OmniComm.

                      (d) The capitalization of OmniComm is as follows:

                             (i) Capital Stock. 10,000,000 shares of common
stock and 2,000,000 shares of preferred stock, of which 2,941,200 common shares and no preferred shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                             (ii) There are no preemptive rights or, to the
best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities except as set forth on Exhibit 4.4.

                      (e) The certificates representing shares of common stock are in due and proper form and have been duly and validly executed by the officers of OmniComm named thereon.

        7.6 COMMISSION APPROVAL.Notwithstanding the foregoing, the transactions contemplated herein are subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement.

                                    Section 8
                        OmniComm's Conditions to Closing

        OmniComm's obligation to close on the Closing Date is subject to the fulfillment following conditions:

        8.1 REPRESENTATIONS. The representations made in Section 3 and Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

        8.2 CERTIFICATE OF AMENDMENT AND MERGER. The Certificate of Amendment and Merger shall have been filed with the Secretary of State of Florida and Delaware.

        8.3 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to OmniComm.

        8.4 ITEMS TO BE DELIVERED AT CLOSING. At Closing, Buyer shall have tendered for delivery to Seller the following:

               8.4.1 Delivery of Shares: Stock certificates representing 940,000 common shares of Coral which shall be not less than 70% of the issued and outstanding common shares of Coral. Each certificate shall have affixed a restrictive legend stating as follows:

   THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


               8.4.2 Officers and Directors Certificate: A certificate representing that the representations and warranties in Section 3 are true and correct on the date of Closing.

               8.4.3 Coral Shareholders Certificate: A certificate representing that the representations and warranties in Section 5 are true and correct on the date of Closing.

               8.4.4 Lock-Up Agreement. The Lock-Up Agreement attached hereto as
Exhibit 8.4.4 shall be executed and delivered to the Seller prior to or at the Closing.

               8.4.5 Corporate Authorization: Resolution(s) adopted by the Board of Coral and/or approved by the shareholders of Coral authorizing or approving the following:

                      (a) Change of name of the Buyer to OmniComm Systems, Inc.

                      (b) Appointing the following individuals as the sole directors of the Buyer: Randall Smith, Lawton Jackson, and Peter Knezevich.

                      (c) The resignation of Arthur Seidenfeld and Anne Seidenfeld as directors and officers of Coral.

                      (d) The issuance of 940,000 shares of common stock of the Buyer to be issued as set forth on Exhibit 8.4.5 (f).

               8.4.6 Good Standing Certificate. A certificate of the Delaware Secretary of State, dated within ten (10) days of the closing, showing that Buyer is in good standing.

               8.4.7 Opinion of Counsel. The Seller shall have received from Buyer's counsel, an opinion dated the Closing Date, in form and substance satisfactory to the Seller and its counsel, to the effect that:

                      (a) Coral is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Coral has the requisite corporate power and authority to conduct its business.

                      (b) Coral is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                      (c) Coral has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by Coral, duly executed and delivered by an authorized officer of Coral and constitutes a legal, valid and binding obligation of Coral.

                      (d) The capitalization of Coral is as follows:

                             (i) Capital Stock. 20,000,000 shares of common
stock of which 403,000 common shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                             (ii) There are no preemptive rights or, to the
best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

                      (e) The certificates representing shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of Coral named thereon.

                      (f) Based in part upon the representation of the OmniComm Shareholders in the suitability questionnaires, the offer and sale of the Common Stock pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of
Section 4 (2) thereof.

        8.5 COMMISSION APPROVAL. Notwithstanding the foregoing, the transactions contemplated herein are subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement.

                                    Section 9
                               Regulatory Approval

        9.1 SECURITIES EXCHANGE COMMISSION APPROVAL. The transactions contemplated herein are subject to the conditions of Rule 419 of the Securities Act of 1933 and approval by the Securities and Exchange Commission of a post-effective amendment to the registration statement. Rule 419(e)(2)(iv) provides for the return of escrowed funds in the event a consummated acquisition meeting the requirements of Rule 419 does not occur within 18 months of filing the registration statement or December __, 1998. In the event the foregoing does not occur, the parties to this transaction agree to use their best efforts of take the necessary action to finalize the transaction pursuant to Rule 419.

                                   Section 10
                          Issuance of Additional Shares

        10.1 ISSUANCE OF ADDITIONAL SHARES. The parties acknowledge and agree that in the event the surviving corporation generates cumulatively within 2 years $4,000,000 in gross revenues, the options representing an additional 2,687,000 shares of common stock of the Surviving Corporation shall vest in proportion to the then existing shareholdings of the OmniComm Shareholders.

                                   Section 11
                                  Miscellaneous

        11.1 GOVERNING LAW. This Agreement shall be governed, construed, and enforced in all respects by the internal laws of the State of Delaware.

        11.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

        11.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        11.4 ENTIRE AGREEMENT: AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.


        11.5 NOTICES, ETC.

OmniComm Systems, Inc. and OmniComm Shareholders

3250 Mary Street, Suite 307
Coconut Grove, FL 33133
Attn: Peter S. Knezevich

Coral Development Corp and Coral Shareholders

33 Walt Whitman Road
Huntington Station, NY 11746
Attn: Gerald A. Kaufman


        11.6 DELAYS OR OMISSIONS. Except as expressly provided herein, delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        11.7 EXPENSES. All parties shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

        11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        11.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        11.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in constructing or interpreting this Agreement.

        11.11 LITIGATION. In the event of a dispute or disagreement arising out of or under the terms and conditions of the Agreement including the terms and conditions herein, the prevailing party shall be entitled to an award of attorney's fees and costs, including all appellate proceedings. The parties agree to submit to the jurisdiction and venue of the Courts in Dade County, Florida and waive any and all jurisdictional defenses.

         The foregoing Agreement is hereby executed as of the date first above written. OmniComm Systems, Inc.

By: /S/ PETER S. KNEZEVICH
    ----------------------

Name: Peter S. Knezevich

Capacity: Chief Financial Officer

Coral Development Corp.

By: /S/ ARTHUR SEIDENFELD
    ---------------------

Name: Arthur Seidenfeld

Capacity:President and Director

Coral Shareholders

/S/ ARTHUR SEIDENFELD
    -----------------
Arthur Seidenfeld

/S/ ANNE SEIDENFELD
    ---------------
Anne Seidenfeld

OmniComm Shareholders

/S/ RANDALL G. SMITH
    ----------------
Randall G. Smith

/S/ LAWTON R. JACKSON
    -----------------
Lawton R. Jackson

/S/PETER S. KNEZEVICH
   ------------------
Peter S. Knezevich

/S/CLIFTON MIDDLETON
   -----------------
Clifton Middleton

/S/ HUGH MCCALLUM
    -------------
Hugh McCallum

                             AMENDMENT TO AGREEMENT
                           AND PLAN OF REORGANIZATION

        This Amendment to Agreement and Plan of Reorganization (the "Amendment") is made as of November 3, 1998 by and among OmniComm Systems, Inc., a Florida corporation (the "Seller" or "OmniComm"), Modern Technology Corp. a Delaware corporation (the "Buyer" or "Modern"), Arthur Seidenfeld and Anne Seidenfeld (collectively the "Modern Shareholders"), and Randall Smith, Lawton Jackson, Peter Knezevich, Cliff Middleton, and Hugh McCallum (collectively "OmniComm Shareholders").

                                    RECITALS:

        Whereas, on July 22, 1998, the parties executed an Agreement and Plan of Reorganization (the "Agreement" or "Merger"), with the Buyer being the surviving corporation;

        Whereas, the Merger was subject to Rule 419 of the Securities Act of 1933, as amended (the "Act"), which requires, among other things, that any merger be finalized within 18 months of the filing of a registration statement;

        Whereas, the parties acknowledge that it is unlikely that they will be able to comply with the technical proscriptions of Rule 419 prior to December 6, 1998 (18 month cut-off date) and the Securities Exchange Commission ("SEC") has indicated that it will not grant an extension; and,

        Whereas, the parties have agreed to proceed with a shortened process to finalize the Merger which will not require compliance with Rule 419 of the Act.

        Now, Therefore, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:


        1. EFFECT OF AMENDMENT. The terms and conditions of the Agreement and Plan of Reorganization dated July 22, 1998 shall remain in effect and bind the parties thereto unless specifically amended herein.

        2. RULE 419 OF THE ACT. All references to Rule 419 of the Act shall be omitted from the Agreement so that the requirement of Rule 419 shall have no effect whatsoever on the Merger transaction or the parties thereto. Specifically, the Agreement shall be amended to delete paragraphs 3.20, 7.6, 8.5, and 9.1 and delete those portions of paragraphs 3.4 and 3.14(c) where reference is made to Rule 419.

        3. MODERN TECHNOLOGY CORPORATION. Modern Technology Corporation ("Modern") shall be added as a party to the Agreement.

The directors and officers of Modern represent and warrant to the following:

               3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. Modern is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. Modern has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on the Company's business as now conducted or as now proposed to be conducted. Modern has furnished to OmniComm certified copies of its Articles of Incorporation, By-Laws, and a certified copy of a certificate of good standing or its equivalent from the Secretary of State of Nevada. Said copies are true, correct and complete and contain all amendments through the Closing Date.

               3.2 CORPORATE POWER. Modern will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Amendment, to issue the Shares hereunder and perform its obligations under the terms of this Amendment and the Agreement.

               3.3 SUBSIDIARIES. Modern has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, except for Coral Development. Coral Development is a wholly owned subsidiary of Modern. Modern owns all of the issued and outstanding shares of Coral Development consisting of 403,000 shares of common stock (the "Shares").

               3.4 CAPITALIZATION. The authorized capital stock of Modern consists of 150,000,000 shares of Common Stock, par value $.001 per share of which 20,150,000 shares are issued and outstanding.

               3.5 AUTHORIZATION. All corporate action on the part of Modern and its directors necessary for the authorization, execution, delivery and performance of this Amendment by Modern, the authorization, sale, issuance and delivery of the Shares and the performance of all Modern' obligations hereunder has been taken or will be taken prior to the Closing. This Amendment, when executed and delivered by Modern, will be enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Amendment, will be validly issued, fully paid and nonassessable; and, the Shares will be free of any liens or encumbrances.

               3.6 OFFERING. The offer and issuance of the Shares in conformity with the terms of this Amendment constitutes a transaction exempt from the registration requirements of Section 5 of the Act.

               3.7 REPORTING STATUS. Modern is a reporting company as that term is defined by the rules and regulations of the Securities

Exchange Act of 1934, as amended.

        4. PRO-RATA DISTRIBUTION. Modern shall distribute to its shareholders, on a pro-rata basis, all of the Shares. The distribution of the Shares shall take place on the effective date of Form 10.

        5. REGISTRATION OF SHARES. The parties agree to use their best efforts to take the necessary action to register the Shares with the Securities and Exchange Commission by filing a Form 10.

        6. UNWINDING. In the event Modern is unable or prevented from distributing the Shares pursuant to Section 4, above, due to actions, events, or any other matter concerning or involving Modern and not as a result of matters or issued arising from the filing of the Form 10, within 6 months of the filing date of the Form 10, the parties shall consider the Agreement and any amendments thereto as void abinitio.

        7. FEES AND EXPENSES. In the event the transactions contemplated by the Agreement and any amendments thereto is unwound pursuant to paragraph 6, above, OmniComm will reimburse Modern for all accounting fees associated with the Merger and Form 10 filing; and, in the event OmniComm received financing as a direct result of efforts of Modern, a fee of ten percent (10%) will be paid to Modern.

        8. CLOSING DATE. Section 2 of the Agreement is deleted in its entirety. The closing of the transactions contemplated by this Amendment and the Agreement shall take place on the effective date of the Form 10.





                      [INTENTIONALLY LEFT BLANK-SIGNATURE PAGE FOLLOWS]

        The foregoing Amendment is hereby executed as of the date first above written.

OmniComm Systems, Inc.

By: /s/ Peter S. Knezevich
Name: Peter S. Knezevich
Capacity: Chief Financial Officer and Director

Coral Development Corp.

By: /s/ Arthur Seidenfeld
Name: Arthur Seidenfeld
Capacity:President and Director

Modern Technology Corp.

By: /s/ Arthur Seidenfeld
Name: Arthur Seidenfeld
Capacity: President and Director

Coral Shareholders

/s/ Arthur Seidenfeld
Arthur Seidenfeld

/s/ Anne Seidenfeld
Anne Seidenfeld

OmniComm Shareholders

/s/ Randall G. Smith
Randall G. Smith

/s/ Lawton R. Jackson
Lawton R. Jackson

/s/ Peter S. Knezevich
Peter S. Knezevich

/s/ Clifton Middleton
Clifton Middleton

/s/ Hugh McCallum
Hugh McCallum